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                                                                    EXHIBIT 23.6

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (No. 333-51154) and related Prospectus of Apartment Investment and Management Company for the registration of up to 4,200,755 and 4,000,000 shares of its Class A common stock and Class P Convertible Cumulative Preferred Stock, respectively, and to the incorporation by reference therein of (i) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxford Realty Financial Group Properties;
(ii) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxford Holdings Corporation and Subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III; (iii) our report dated November 10, 2000, with respect to the Consolidated Financial Statements of ORFG Operations L.L.C. and Subsidiary; and
(iv) our report dated November 10, 2000, with respect to the Combined Financial Statements of Oxparc L.L.C.s; all included in Amendment No. 1 to the Current Report (Form 8-K/A) of Apartment Investment and Management Company dated September 20, 2000 filed with the Securities and Exchange Commission.


                                       /s/ REZNICK FEDDER AND SILVERMAN



Bethesda, Maryland
January 29, 2001